Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Exhibit 99.1

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Vale Fertilizantes S.A
Combined Consolidated Statements of Financial Position
(In thousands of United States dollars)
(Unaudited)

Assets	Note	September 30, 2017	December 31, 2016	Liabilities	Note	September 30, 2017	December 31, 2016
		(unaudited)				(unaudited)
Current assets				Current liabilities
Cash and cash equivalents	3	62,982	104,419	Trade and other payables	11	263,051	186,995
Trade and other receivables, net	4	119,304	106,333	Supply chain finance	12	68,798	72,401
Inventories	5	349,877	318,447	Loans and borrowings		—	17,447
Recoverable taxes	6	81,107	62,020	Taxes payable		14,055	13,061
		613,270	591,219	Payroll and related charges		62,408	46,775
Non-current assets held for sale	8	562,298	549,250	Provisions	13	8,229	17,650
		1,175,568	1,140,469	Finance leases		4,842	4,506
						421,383	358,835
				Liabilities associated with non-current assets held for sale	8	184,430	181,854
						605,813	540,689

Non-current assets				Non-current liabilities
Trade and other receivables, net	4	236,743	220,763	Trade and other payables	11	37,722	34,741
Inventories	5	21,557	21,909	Loans and borrowings		—	15,889
Judicial deposits	13	64,702	61,003	Finance leases		49,021	52,694
Deferred income taxes	7a	604,954	504,616	Provisions	13	414,499	361,526
Recoverable taxes	6	177,702	172,476	Employee benefits		211,482	174,394
Investments in associates	9	93,969	90,138	Advance for future increase of share capital		163,734	—
Property, plant and equipment, net	10	3,067,679	3,001,759			876,458	639,244
Intangibles, net		9,783	10,412	Net assets attributable to parents of the Company		3,755,824	3,808,642
		4,277,089	4,083,076	Non-controlling interests		214,562	234,970
				Net assets		3,970,386	4,043,612
Total assets		5,452,657	5,223,545	Total liabilities and net assets		5,452,657	5,223,545

The accompanying notes are an integral part of these carve-out combined consolidated financial statements

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Profit or Loss
(In thousands of United States dollars)
(Unaudited)
		Nine Months Ended
	Note	September 30, 2017	September 30, 2016

Net operating revenue		1,374,566	1,493,442
Cost of goods sold and services rendered	14a	(1,521,328)	(1,500,283)
Gross loss / income		(146,762)	(6,841)
Selling and administrative expenses	14b	(38,430)	(40,262)
Other operating expenses, net	14c	(45,231)	(58,852)
Share of profit of equity-accounted investees, net of tax		470	2,275
Operating loss / income		(229,953)	(103,680)
Financial income	15	29,908	74,212
Financial expenses	15	(39,634)	(50,247)
Financial result, net		(9,726)	23,965
Net income (loss) before income taxes		(239,679)	(79,715)
Income tax and Social contribution
Current	7b	(35)	3,661
Deferred	7b	78,986	30,950
Net loss for the year		(160,728)	(45,104)
Net income attributable to non-controlling interests		(20,398)	1,182
Net loss attributable to the parent		(140,330)	(46,286)

The accompanying notes are an integral part of these carve-out combined consolidated financial statements

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Comprehensive Income (Loss)
(In thousands of United States dollars)
(Unaudited)
	Nine Months Ended
	September 30, 2017	September 30, 2016

Net loss	(160,728)	(45,104)
Other comprehensive income (loss), net of taxes
Items that will not be reclassified to profit or loss;
Translation adjustments	99,417	728,198
Employee benefits - Defined benefit plans	(11,702)	(19,194)
	(73,013)	663,900
Total comprehensive loss	(73,013)	663,900
Comprehensive income attributable to non-controlling interests	(20,408)	1,182
Comprehensive loss attributable to the parent	(52,605)	662,718

The accompanying notes are an integral part of these carve-out combined consolidated financial statements

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Changes in Net Assets
(In thousands of United States dollars)
(Unaudited)

		Results from				Net assets
		operation with	Unrealized fair	Cumulative		attributable
	Share	Non-controlling	value gain	translation	Accumulated	to owners	Non-controlling
	capital	interest	(losses)	adjustments	losses	of the Company	interests	Net assets

Balance at January 01, 2015 (Unaudited)	12,007,626	(379,458)	35,533	(3,703,116)	(2,481,065)	5,479,520	278,479	5,757,999
(Loss) net income	—	—	—	—	(75,564)	(75,564)	9,061	(66,503)
Capital Increase	129,236	—	—	—	—	129,236	13,698	142,934
Allocation of fertilizer business result from Vale (Note 2a)	(11,781)	—	—	—	—	(11,781)	—	(11,781)
Dividends of non-controlling interest	—	—	—	—	—	—	(40,188)	(40,188)
Translation adjustments	—	—	(6,381)	(1,687,016)	—	(1,693,397)	—	(1,693,397)
Changes of NCI without a change in control	—	(15,275)	—	—	—	(15,275)	—	(15,275)
Employee benefits - Defined benefit plans, net of taxes	—	—	8,687	—	—	8,687	—	8,687
Balance at December 31, 2015 (Unaudited)	12,125,081	(394,733)	37,839	(5,390,132)	(2,556,629)	3,821,426	261,050	4,082,476
(Loss) net income	—	—	—	—	(801,037)	(801,037)	1,921	(799,116)
Capital Increase	188,504	—	—	—	—	188,504	—	188,504
Allocation of fertilizer business result from Vale (Note 2a)	(4,785)	—	—	—	—	(4,785)	—	(4,785)
Dividends of non-controlling interest	—	—	—	—	—	—	(27,991)	(27,991)
Translation adjustments	—	—	122	677,915	—	678,037	(10)	678,027
Changes of NCI without a change in control	—	698	—	—	—	698	—	698
Employee benefits - Defined benefit plans, net of taxes	—	—	(74,201)	—	—	(74,201)	—	(74,201)
Balance at December 31, 2016	12,308,800	(394,035)	(36,240)	(4,712,217)	(3,357,666)	3,808,642	234,970	4,043,612
(Loss) net income	—	—	—	—	(140,330)	(140,330)	(20,398)	(160,728)
Allocation of fertilizer business result from Vale (Note 2a)	(213)	—	—	—	—	(213)	—	(213)
Translation adjustments	—	—	(6,426)	105,853	—	99,427	(10)	99,417
Employee benefits - Defined benefit plans, net of taxes	—	—	(11,702)	—	—	(11,702)	—	(11,702)
Balance at September 30, 2017 (Unaudited)	12,308,587	(394,035)	(54,368)	(4,606,364)	(3,497,996)	3,755,824	214,562	3,970,386

The accompanying notes are an integral part of these carve-out combined consolidated financial statements

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Vale Fertilizantes S.A
Unaudited Carve-out Combined Consolidated Statements of Cash Flows - Indirect Method
(In thousands of United States dollars)
(Unaudited)
	Nine Months Ended
	September 30, 2017	September 30, 2016

Cash flows from operating activities

Net income (loss) before income taxes	(239,679)	(79,715)

Depreciation, amortization and depletion	221,526	305,820
Results on measurement or sale of non-current assets	(15,612)	7,984
Share of profit of equity-accounting investees, net of tax	(470)	(2,275)
Unrealized financial results, net	27,036	20,889
Provision for litigations and employee benefits	(1,405)	7,838
Allocations of corporate overheads from companies combined that not impact cash	(213)	(6,366)
	(8,817)	254,175
Changes in assets and liabilities
Trade and other receivables, net	12,445	(32,472)
Recoverable taxes	(19,120)	6,187
Inventories	1,811	139,458
Trade and other payables	15,684	72,130
Supply chain finance	14,057	(128,294)
Income tax paid	(538)	(5,808)
Interests paid on loans and borrowings	(335)	(2,635)
Net cash provided by operating activities	15,187	302,741
Cash flow (used in) investing activities
Purchase of investments	(2,100)	(3,206)
Acquisitions of fixed and intangible assets	(186,599)	(275,963)
Others	—	2,837
Net cash used in investing activities	(188,699)	(276,332)
Cash flows provided by (used in) financing activities
Dividends paid to shareholders	—	(27,990)
Capital increase and advanced payment for future increase of capital	167,548	2,723
Cash absorbed by acquisition of subsidiary	—	—
Payment of loans and leases	(34,474)	(13,751)
Net cash provided by (used in) financing activities	133,074	(39,018)
Effect of exchange rate changes on cash and cash equivalents	(999)	(34,286)
(Decrease) increase in cash and cash equivalents	(41,437)	(46,895)
Cash and cash equivalents in the beginning of the year	104,419	221,798
Cash and cash equivalents at end of the year	62,982	174,903
	(41,437)	(46,895)

Non-cash transactions
Additions to property, plant and equipment	—	1,220

The accompanying notes are an integral part of these carve-out combined consolidated financial statements

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Notes to the Combined Consolidated Financial Statements

(Expressed in thousands of United States dollars, unless otherwise stated)

1 Corporate information

Vale S.A. and its direct and indirect subsidiaries (“Vale”) are global producers of iron ore and iron ore pellets, key raw materials for steelmaking, and producers of nickel, which is used to produce stainless steel and metal alloys employed in the production of several products. Vale also produces copper, metallurgical and thermal coal, potash, phosphates and other fertilizer nutrients, manganese ore, ferroalloys, platinum group metals, gold, silver and cobalt.

In December 2016, Vale entered into an agreement with The Mosaic Company (“Mosaic”) to sell (i) the phosphate assets located in Brazil, except those mainly related to nitrogen assets located in Cubatão (Brazil); (ii) the control of Compañia Minera Miski Mayo S.A.C., in Peru (“Miski Mayo”); (iii) the potassium assets located in Brazil; and (iv) the potash projects in Canada.

On the January 8, 2018, Mosaic announced the completion of the acquisition of Vale Fertilizantes S.A. The aggregate consideration paid by Mosaic to Vale S.A. at the closing of the transaction was comprised of (i) approximately $1.08 billion in cash, and (ii) 34,176,574 shares of Mosaic common stock, par value $0.01 per share issued and delivered to Vale and Vale Netherlands.

Vale may receive additional earn-out of the transaction up to US$260,000 in circumstances where the phosphate price (“MAP”-Monoammonium Phosphate) and the Real exchange rate exceed certain levels during each of the twelve month periods after the completion of the transaction during two years.

On November 17, 2017 Vale S.A. announced that it entered into a quota purchase agreement with Yara International ASA (“Yara”), a company listed on the Oslo Stock Exchange, to sell its fully owned subsidiary Vale Cubatão Fertilizantes Ltda., which currently owns and operates the nitrogen and phosphate assets located in Cubatão, Brazil.

These carve-out combined consolidated financial statements comprise the combination of Vale Fertilizantes S.A., Vale International and selling, general and administrative expenses for fertilizer segment recorded in Vale S.A (together the “Vale Fertilizantes Group” or the “Group” and defined as “Vale Fertilizantes” in these combined consolidated financial statements). The carve-out combined consolidated financial statements presented herein reflect the assets and liabilities, income and expenses, and cash flows of those operations that have been carved out from Vale’s consolidated financial statements for the purpose of presenting the financial position, results of operations and cash flows of Vale Fertilizantes on a stand-alone basis as explained in the section basis for preparation of the carve-out combined financial statements.

2 Basis of preparation of the carve-out combined financial statements

Vale Fertilizantes S.A. has prepared these Carve-out Combined Consolidated Financial Statements in accordance with International Financial Reporting Standards (“IFRS”) as adopted by International Accounting Standards Board (“IASB”)

Vale Fertilizantes S.A. used the same accounting policies and valuation methods for the preparation of these Carve-out Combined Financial Statements, as those used by the Vale companies for the preparation of the financial information included in Vale S.A.’s Consolidated Financial Statements. These accounting policies have been disclosed in the respective notes to the financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

The carve-out combined consolidated financial statements have been prepared on a carve-out basis using the historical assets and liabilities, income and expenses, and cash flows attributable to operations subject of the carve-out combined transaction as described in note 1.

The purpose of these Carve-out Combined Consolidated Financial statements is to provide general purpose historical financial information of the fertilizer segment in connection with the transaction with Mosaic described in note 1. Therefore, the Carve-out Combined consolidated financial statements present only historical information of those entities that are combined as part of Vale Fertilizantes.

The carve-out financial statements are presented to provide additional analyses of Vale Fertilizantes Group operations; accordingly, they do not represent the parent company or consolidated financial statements of Vale S.A. and its subsidiaries, and are not be used as basis for dividend and tax calculations or any other corporate purposes or profitability and performance analysis.

The preparation of the carve-out financial statements requires Management to use its judgment to determine and record accounting estimates. Assets and liabilities subject to these estimates and assumptions substantially relate to deferred income tax assets, the provision for litigation liabilities, asset retirement obligation, provision for employee benefits, the fair value measurement of the financial instruments and allocation of expenses from the Parent. The settlement of transactions involving these estimates may result in amounts that differ from those estimated due to inaccuracies inherent to its determination. The estimates and assumptions adopted are periodically reviewed by Vale Fertilizantes Group Management.

The carve-out combined consolidated financial statements have been prepared on the historical cost basis.

IFRS does not provide guidance for the preparation of carve-out financial statements, and accordingly in preparing the carve-out combined consolidated financial statements certain accounting conventions commonly used for the preparation of historical financial statements have been applied. The criteria below were adopted for the carve-out of the parent company financial statements of each company that comprise the combined business:

a.	Carve-out criteria

During the period Vale Fertilizantes operated as part of the larger group of companies controlled by Vale S.A., and accordingly, a process has been completed to specifically identify assets, liabilities, revenues, expenses and cash flows associated to the Group in preparing the carve out combined consolidated financial statements. Assets, liabilities and costs that were related to the larger business of Vale S.A. were also assessed to allocate these items between Vale Fertilizantes S.A. (Fertilizer) and the rest of the business of Vale S.A. This allocation has been completed based on the following general process:

i.
Vale International, a subsidiary of Vale S.A. acquires phosphate rock from Miski Mayo (subsidiary of Vale Fertilizantes) and resells to the market, the outcome of this operation is related to the fertilizers business. The outcome of the aforementioned transaction is being combined at Vale Fertilizantes Group.

ii.
Corporate overhead functions performed for the Group - These functions include, but are not limited to executive oversight, legal, finance, human resource, internal audit, financial reporting and tax planning. The costs of such services has been allocated to the Business based on the most relevant allocation method to the service provided, primarily based on the headcount. Management of Vale Fertilizantes S.A. (Vale S.A.) believes that such allocation is reasonable, however, they may not be indicative that would have been incurred had the Group been operating as a separate entity apart from Vale S.A. The cost allocated for these functions is included in administrative expenses in the carve-out financial statements for the relevant periods presented. The amount related to the aforementioned corporate expenses is disclosed on note 18.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

The Group believes the basis for preparation described above results in the financial information reflecting the assets and liabilities associated with the business and reflects cost associated with the functions that would be necessary to operate independently.

b.	List of companies included in the carve-out combined consolidated financial statements

The significant direct and indirect subsidiaries of Vale Fertilizantes, included in the carve-out combined consolidated financial statements, are as follows:

			Equity interest - %
Subsidiaries	Location	Main activity/Business	September 30, 2017	September 30, 2016

Vale Fertilizer International Holding B.V	Netherlands	Holding	100.0%	100.0%
Potasio Rio Colorado S.A.	Argentina	Potash project	100.0%	100.0%
Vale Potash Canada Limited	Canada	Potash project	100.0%	100.0%
Vale Exploracion Argentina S.A.	Argentina	Potash project	90.0%	90.0%
Ferteco Europa Sarl	Luxembourg	Holding	100.0%	100.0%
MVM Resources Intenational B.V (i)	Netherlands	Holding	40.0%	40.0%
Compañia Minera Miski Mayo S.R.L (ii)	Peru	Fertilizer	40.0%	40.0%
Prairie Potash Mines Limited	Canada	Potash project	66.7%	66.7%
Cubatão Nitrogenados S.A.	Brazil	Holding	100.0%	100.0%
Industria de Fosfatados Catarinense Ltda.	Brazil	Phosphate project	99.9%	99.9%

(i)
As of September 30, 2017 and 2016 the percentages for each shareholder are Ferteco Europa Sarl (40.0%), Mitsui Bussan Fertilizer Resources B.V. (25.0%) and Bayovar Holdings S.A.R.L. (35.0%). The voting rights in the MVM Resources International B.V. are held by Ferteco Europa Sarl (51.0%), Mitsui Bussan Fertilizer Resources B.V. (25.0%) and Bayovar Holdings S.A.R.L. (24.0%).

(ii)	As of September 30, 2017 and 2016 MVM Resources International B.V holds 99.88% of shares in the Compañia Minera Miski Mayo S.R.L.

The financial position and statement of operations of the companies included in the carve-out combined consolidated financial statements as at September 30, 2017 and 2016 are detailed below:

	Total assets		Net assets		Results of operations
	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017	September 30, 2016

Vale Fertilizantes S.A.	890,359	5,223,545	3,592,518	4,043,612	(132,040)	(52,652)
Vale International	—	—	666	6,283	666	7,489
Vale S.A. (SG&A)	—	—	(453)	(1,498)	(453)	(1,123)

c.	Functional currency and presentation currency

The carve-out combined consolidated financial statements of the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”), which in the case of the Company is the Brazilian real (“BRL” or “R$”). For presentation purposes, these financial statements are presented in United States dollar (“USD” or “US$”). All amounts have been rounded to the nearest thousand, unless otherwise indicated.

Transactions in foreign currencies are translated into the respective functional currencies of the Group at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss.

The assets and liabilities of operations which functional currency is different from the presentation currency, including goodwill and fair value adjustments arising on acquisition, are translated into USD at the exchange rates at the reporting date. The income and expenses of operations which functional currency is different from the presentation currency are translated into USD at the exchange rates at the dates of the transactions.

Presentation currency differences are recognized in OCI and accumulated in the translation reserve, except to the extent that the translation difference is allocated to NCI.

When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCI. When the Group disposes of only part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

d.	Recently issued accounting pronouncements

The Group has not early adopted any standards and interpretations that have been issued or amended but which are not yet in force. The accounting policies of subsidiaries, affiliates and joint ventures are adjusted to ensure consistency with the policies adopted by the Group.

Significant and relevant accounting policies for the understanding of the financial statements were included in the respective notes, with a summary of the recognition and measurement basis used by the Group.

The brief description of the recent accounting pronouncements issued by the IASB, which are not yet in force, and the current assessment performed by the Group of the impacts on its financial statements, subject to changes based on continuing evaluation and analysis, are detailed below:

•
IFRS 9 Financial instrument-In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments that replaces IAS 39 Financial Instruments: Recognition and Measurement. This standard brings new approaches about: (i) classification and measurement of financial assets and liabilities, (ii) impairment and (iii) hedge accounting. This standard shall apply for annual periods beginning on or after January 1, 2018.

The Group does not plan the early adoption of this new standard. Based on the history of financial instruments traded by the Group, significant impacts are not expected on financial statements by applying the IFRS 9 requirements.

•
IFRS 15 Revenue from Contracts with Customers-In May 2014, the IASB issued IFRS 15, which replaces IAS 18 Revenues and the related interpretations. IFRS 15 introduces the five-step model for revenue recognition from contract with a customer. The new standard is based on the principle that revenue is recognized when the control of a good or service to be transferred to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This standard shall apply for annual periods beginning on or after January 1, 2018.

The Group does not plan the early adoption of this new standard. Based on the history of Contracts with Customers traded by the Group, significant impacts are not expected on financial statements by applying the IFRS 15 requirements.

•
IFRS 16 Lease-In January 2016, the IASB issued IFRS 16, which replaces IAS 17 Leases and related interpretations. IFRS 16 set forth that in all leases with a maturity of more than 12 months, with limited

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

exceptions, the lessee must recognize the lease liability in the financial position at the present value of the payments, plus costs directly allocated and at the same time that it recognizes a right of use corresponding to the asset. During the term of the lease, the lease liability is adjusted to reflect interest and payment made and the right to use is amortized, similar to the financial lease settled up in accordance with IAS 17. This standard shall apply for annual periods beginning on or after January 1, 2019.

The Group has not yet quantified the impact of adopting IFRS 16 on its assets and liabilities. The quantitative effect of the adoption of IFRS 16 will depend specifically on the Group´s decision related to the method of transition, the use of practical expedients approach and exemptions for recognition, and any additional leases that Group will hold. The Group expects to disclose its transition approach and quantitative information prior to adoption, planned for January 1, 2019.

•
IAS 7 Amendments (Disclosure Initiative)-The amendments to IAS 7 Statement of Cash Flows are part of the IASB’s Disclosure Initiative and require an entity to provide disclosures that enable users of financial statements to evaluate cash flows and non-cash changes in liabilities arising from financing activities. On initial application of the amendment, entities are not required to provide comparative information for preceding periods. These amendments are effective for annual periods beginning on or after 1 January 2017, with early application permitted. Application of the amendments will result in additional disclosures provided by the Group. The Group has adopted these amendments as of January 1, 2017. This adoption did not have a material impact on the financial statements.

e.	Use of judgement and estimates

The preparation of financial statements requires the use of certain critical accounting estimates, assumptions and judgments by the management of the Group. These estimates are based on the best knowledge and information existing at the financial position date. Changes in facts and circumstances may lead to the revision of these estimates. Actual future results may differ from the estimates.

The significant estimates, assumptions and judgments used by Group are described in these notes as follows:

Note	Significant estimates, assumptions and judgments
2 a	Allocation of expenses from Vale S.A.
7 a.	Deferred income taxes
9	Impairment test of non-current assets
11	Mineral reserves and life cycle of the mines
14 a.	Litigation
14 b.	Asset retirement obligation
15	Post-retirement benefits

3 Cash and cash equivalents

Accounting policy

The amounts recognized as cash and cash equivalents correspond to the values available in cash, bank deposits and highly liquid short-term investments, with original maturities less than 90 days, and with insignificant risk of changing value.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016
Cash	19,142	23,411
Cash equivalents	43,840	81,008
	62,982	104,419

Cash equivalents includes immediately redeemable deposits and short-term investments indexed to the Brazilian Interbank Interest rate (“DI Rate” or “CDI”).

Cash and cash equivalents includes US$25,630 (2016: US$40,963) denominated in US$, US$36,383 (2016: US$61,710) denominated in R$ and US$969 (2016: US$1,746) denominated in other currencies.

4 Trade and other receivables, net

Accounting policy

Trade and other receivables are financial instruments classified in the category loan and receivables and represent the total amount due from sale of products and services rendered by the Group. The receivables are initially recognized at fair value and subsequently measured at amortized cost, net of impairment losses, when applicable.

Trade receivables related to sales of phosphate rocks of the Peruvian operation are initially invoiced according to the provisional price. Subsequently, trade accounts receivable are adjusted with price provisional adjustment to month-end or the final settlement (Trued-up Transfer Pricing).

	September 30,	December 31,
	2017	2016
Trade receivables	90,952	80,868
Trade receivables due from related parties	27,174	24,748
Other receivables (i)	253,763	237,433
	371,889	343,049
Impairment of trade receivables	(15,842)	(15,953)
	356,047	327,096

Current	119,304	106,333
Non-current	236,743	220,763
	356,047	327,096

(i)
The Group sold in 2013 the subsidiary Araucária Nitrogenados S.A. to the Petróleo Brasileiro S.A. (“Petrobras”). The account receivable, which is indexed to 100% of the Certificate of Interbank Deposit (CDI), is being paid by Petrobras in a quarterly basis in the amounts equivalent to the royalties of the potassium assets and mining rights of Taquari-Vassouras and Carnallite projects which are owed by the Group to Petrobras. In case of Taquari-Vassouras closes its mine before Petrobras settle this amount, Petrobras will pay cash of the remaining amount until 2030. As at September 30, 2017 the receivable related to the aforementioned transaction amounted to US$218,746 (2016: $201,988). The remaining amount relates to several other receivables.

Trade receivables are non-interest-bearing and are generally on terms of 1 to 60 days.

As at 30 September 2017, trade receivables with a nominal value of US$15,842 (2016: US$15,953) were impaired and fully provided for. Movements in the allowance for impairment of receivables were as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016
At 1 January	(15,953)	(8,220)
Charge for the year	(28)	(6,082)
Amounts written off	108	111
Transfer to non-current assets held for sale	—	7
Translation adjustment	31	(1,769)
	(15,842)	(15,953)

As at 30 September 2017, the analysis of trade receivables that were past due, but not impaired, is, as follows:

	Total	Neither past due nor impaired	Past due but not impaired
			< 30 days	30-60 days	> 60 days
2017	90,952	73,258	520	—	—
2016	80,868	73,897	6,891	—	80
In determining the recoverability of a trade or other receivable, the Group performs a risk analysis considering the type and age of the outstanding receivable and the creditworthiness of the counterparty.

5 Inventories

Accounting policy

Inventories are stated at the lower of cost or the net realizable value. The inventory production cost is determined on the basis of variable and fixed costs, direct and indirect costs of production, using the average cost method.

	September 30, 2017	December 31, 2016
Finished goods	278,509	254,829
Raw materials	30,539	26,419
Spare parts	73,867	73,548
Imports in transit	9,357	8,211
	392,272	363,007
Net realizable value	(4,190)	(6,960)
Impairment	(16,648)	(15,691)
	371,434	340,356

Current	349,877	318,447
Non-current	21,557	21,909
	371,434	340,356

6 Recoverable taxes

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016
Brazilian federal contributions (i)	199,775	181,296
Value-added tax (VAT)	41,250	41,246
Income tax and social contribution	38,126	29,833
Others	10	1,784
	279,161	254,159
Impairment of value-added tax (VAT)	(20,352)	(19,663)
	258,809	234,496

(i)	Relates to Brazilian Federal Contributions (PIS and COFINS) credits which will be used to settle other taxes administered by the Federal Tax Authority.

Current	81,107	62,020
Non-current	177,702	172,476
	258,809	234,496

7 Income taxes

Accounting policy

The recognition of income taxes and social contribution as deferred taxes is based on temporary differences between carrying value and the tax basis of assets and liabilities as well as taxes losses carryforwards. The deferred income taxes assets and liabilities are offset when there is a legally enforceable right on the same taxable entity.

The deferred taxes assets arising from taxes losses and temporary differences are not recognized when their recovery amount are not probable.

Income taxes are recognized in the statement of operations, except for items recognized directly in Other Comprehensive Income (loss). The provision for income taxes is calculated individually for each entity and Group based on local taxes rates, on and accrual basis.

Tax charges in the Combined Carve-out Consolidated Financial Statements have been determined based on the tax charges recorded by Vale Fertilizantes companies in their statutory accounts, adjusted for the impact of the adjustments made for carve-out combined financial statements purposes.

Critical accounting estimates and judgments

Deferred tax assets arising from tax losses carryforward and temporary differences are recognized taking into account the analysis of future performance, considering economic and financial projections, prepared based on internal assumptions and macroeconomic, trade and tax scenarios that may be subject to changes in the future. The assumptions of future profits are based on production and sales planning, commodity prices, operational costs, restructuring plans, reclamation and planned capital costs.

a.	Deferred income tax assets and liabilities

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016

Tax losses carryforward	94,508	24,320
Temporary differences:
Employee benefits	77,150	64,052
Provision for litigation	22,980	24,031
Provision for assets retirement obligations	60,965	75,578
Impairment	332,412	304,157
Finance lease	2,301	2,014
Depreciation and depletion	8,749	6,231
Others	5,889	4,233
	510,446	480,296
Total	604,954	504,616

Assets	626,776	525,849
Liabilities	(21,822)	(21,233)
	604,954	504,616

Changes in deferred tax are as follows:

	Assets	Liabilities	Total

Balance at December 31, 2015 (Unaudited)	116,964	13,198	103,766
Taxes losses carryforward	19,865	—	19,865
Impairment of non-financial assets	303,274	—	303,274
Others	15,273	6,221	9,052
Effect in statement of profit or loss	338,412	6,221	332,191
Employee benefits - Defined benefit plans	70,473	1,814	68,659
Balance at December 31, 2016	525,849	21,233	504,616
Taxes losses carryforward	55,679	—	55,679
Impairment of non-financial assets	(4,512)	—	(4,512)
Others	28,408	589	27,819
Effect in statement of profit or loss	79,575	589	78,986
Employee benefits - Defined benefit plans	21,352	—	21,352
Balance at September 30, 2017	626,776	21,822	604,954

The Group projections shows deferred tax assets substantially being realized in the next five years. The tax loss carryforward do not expire and in the Brazilian jurisdiction the compensation is limited to 30% of the taxable income for the year. For local results there is no restriction to compensated profits from foreign subsidiaries against previously recorded deferred tax assets.

b.	Income taxes reconciliation
The total amount presented as income taxes in the statement of operations is reconciled to the rate established by law, as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016

Net Income (losses) before income taxes	(239,679)	(1,134,222)
Income taxes at statutory rates - 34%	81,491	385,635

Adjustments that effect the basis of taxes
Share of profit of equity accounting investees, net of tax	160	1,144
Nondeductible effect of impairment	—	(10,386)
Unrecognized tax losses of the year	(2,163)	(44,658)
Others	(537)	3,371
Income taxes	78,951	335,106
Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Group for additional taxes and penalties. The subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

8 Non-current assets and liabilities held for sale

Accounting policy

A non-current asset is classified as held for sale if its carrying amount will be recovered mainly through a sale transaction rather than through continuing use.

The criteria for recognition the non-current assets as held for sale are only considered satisfied when the sale is highly probable and the asset (or disposal group of assets) is available for immediate sale in its present condition. The Group measures the assets held for sale (or group of assets) at the lower of its carrying amount and fair value less costs to sell. If the carrying amount exceeds the fair value less costs to sell an impairment loss is recognized against income. Any subsequent reversal of impairment is recognized only to the extent of the loss previously recognized.

The assets and liabilities of a disposal group classified as held for sale are presented separately in the statement of financial position.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

2017
Assets
Cash and cash equivalents	8,774
Trade and other receivables, net	30,898
Inventories	44,960
Recoverable taxes	7,148
Judicial deposits	519
Other assets	10,434
Property, plant and equipment, net	424,943
Intangibles	34,622
562,298
Liabilities
Trade and other payables	30,881
Supply chain finance	32,277
Advance from customers	14,274
Other liabilities	2,798
Taxes payable	1,421
Payroll and related charges	7,633
Profit sharing	4,833
Employee benefits	14,282
Provisions	76,031
184,430
Net non-current assets held for sale	377,868

The Group is actively trying to identify potential buyers to its assets located in Cubatão, which are mainly dedicated to the nitrogenous operation (“Cubatão business”). As such, Cubatão business’ assets and liabilities were classified as assets and liabilities held for sale according to IFRS 5 - Non-current Assets Held for Sale and Discontinued Operations.

The Group did not identify any decrease in the recoverable value in Cubatão’s assets.

9 Investments in associates

a.	The material non-consolidated entities for the Group are as follows:

	Ownership and voting capital %		Investment		Equity results in the statement of profit or loss
Entities	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016	September 30, 2017	September 30, 2016

TUF Empreendimentos e Participações S.A.	18,99	18,99	93,922	90,092	470	2,275
Others	0	—	47	46	—	—
			93,969	90,138	470	2,275

TUF Emprendimentos e Participações S.A. “TUF” is a holding company that has interest in Ultrafertil S.A., maritime terminal located in Santos. TUF recognizes in its results share of profit of equity-accounted of investee (Ultrafertil).

The Company has interest in TUF since 2013 and the interest are accounted for using the equity method.

b.	Investee information

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017
Entities	Assets	Liabilities	Equity	Net income

TUF Empreendimentos e Participações S.A.	529,553	37,897	491,656	(447)
	529,553	37,897	491,656	(447)

	December 31, 2016
Entities	Assets	Liabilities	Equity	Net income

TUF Empreendimentos e Participações S.A.	478,329	3,911	474,418	15,480
	478,329	3,911	474,418	15,480

c.	Non-controlling interest

The summarized financial information, prior to the eliminations of the intercompany balances and transactions, about subsidiaries with non-controlling interest are as follows:

	September 30, 2017
	MVM Resources International B.V. (Consolidated)	Vale Exploration Argentina S.A.	Total
Current assets	87,589	2,136	89,725
Non-current assets	402,336	1,129	403,465
Total assets	489,925	3,265	493,190

Current liabilities	36,445	14	36,459
Non-current liabilities	96,418	—	96,418
Total liabilities	132,863	14	132,877

Stockholders' equity	357,062	3,251	360,313
Equity attributable to non-controlling interests	214,237	325	214,562

Net income (loss)	(33,997)	(5)	(34,002)
Income (loss) attributable to non-controlling interests	(20,398)	—	(20,398)

Dividends paid	—	—	—
Dividends attributable to non-controlling interests	—	—	—

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	December 31, 2016
	MVM Resources International B.V. (Consolidated)	Vale Exploration Argentina S.A.	Total
Current assets	114,627	1,421	116,048
Non-current assets	419,079	1,884	420,963
Total assets	533,706	3,305	537,011

Current liabilities	43,611	49	43,660
Non-current liabilities	99,021	—	99,021
Total liabilities	142,632	49	142,681

Stockholders' equity	391,074	3,256	394,330
Equity attributable to non-controlling interests	234,644	326	234,970

Net income (loss)	3,130	426	3,556
Income (loss) attributable to non-controlling interests	1,878	43	1,921

Dividends paid	46,652	—	46,652
Dividends attributable to non-controlling interests	27,991	—	27,991

10 Property, plant and equipment, net

Accounting policy

Property, plant and equipment are evaluated at the cost of acquisition or construction, net of amortization and impairment.

Mineral properties developed internally are determined by (i) direct and indirect costs attributed to build the mine site and plant, (ii) financial charges incurred during the construction period, (iii) depreciation of other fixed assets used during construction, (iv) estimated decommissioning and site restoration expenses, and (v) other capitalized expenditures occurred during the development phase (phase when the project demonstrates its economic benefit to the Group, and the Group has ability and intention to complete the project).

The depletion of mineral properties is determined based on the ratio between production and total proven and probable mineral reserves.

Property, plant and equipment, other than mineral properties are depreciated using the straight-line method based on the estimated useful lives, from the date on which the assets become available for their intended use and are capitalized, except for land which is not depreciated.

The estimated useful lives are as follows:

Useful life in years

Building and improvement	25-40
Equipment and facilities	10-27
Vehicles	3-8
Mining assets	Production
Others:
Furniture, utensils and equipment	3-10

The residual values and useful lives of assets are reviewed at the end of each fiscal year and adjusted if necessary.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in other operating expenses, net in the statement of operations at the disposal date.

Maintenance Cost
Significant industrial maintenance costs, including spare parts, assembly services, and others, are recorded in property, plant and equipment and depreciated through the next programmed maintenance overhaul.

Stripping costs
The cost associated with the removal of overburden and other waste materials (“stripping costs”) incurred during the development of mines, before production takes place, are capitalized as part of the depreciable cost of the mineral properties. These costs are subsequently amortized over the useful life of the mine.

Post-production stripping costs are included in the cost of inventory, except when a new project is developed to permit access to a significant ore deposits. In such cases, the cost is capitalized as a non-current asset and is amortized during the extraction of the ore deposits, over the useful life of the ore deposits.

Stripping costs are measured at fixed and variable costs directly and indirectly attributable to its removal and, when applicable, net of any impairment losses measured in the same basis adopted for the cash generating unit of which it belongs.

Critical accounting estimates and judgments

The estimations of proven and probable reserves are periodically assessed and updated. These reserves are determined using techniques of generally accepted geological estimations. The calculation of the reserves required the Group to takes positions on future conditions which are uncertain, including future prices of the mineral, exchange and inflation rates, mining technology, licenses availability and production costs. Alterations in some of these positions assumed can significantly impact in the proven reserves and probable reserves of the Group.

The estimated volume of mineral reserves is used as basis for the calculation of depletion of the mineral properties, and also for the estimated useful life which is a major factor to quantify the provision for asset retirement obligation, environmental recovery of mines and impairment of long lived asset. Any changes to the estimates of the volume of mine reserves and the useful lives of assets may have a significant impact on the depreciation, depletion and amortization charges and assessments of impairment.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	Land	Building	Equipment	Vehicles	Construction in progress	Mineral properties	Others	Total

Cost
Balance at January 1, 2017	96,810	656,119	1,916,928	97,671	302,863	1,500,050	218,310	4,788,751
Additions	—	—	2,051	—	156,648	738	63,137	222,574
Disposal	—	(1,648)	(56,461)	—	—	—	(89)	(58,198)
Transfer to non-current assets held for sale	(2,165)	(357)	(40,608)	(4)	21,704	—	4,717	(16,713)
Transfer to current assets	—	—	—	(1,073)	—	—	(63)	(1,136)
Transfers	3,676	32,141	113,699	—	(136,408)	33,135	(46,243)	—
Translation adjustment	3,174	17,719	51,488	3,395	3,674	39,371	3,477	122,298
Balance at September 30, 2017	101,495	703,974	1,987,097	99,989	348,481	1,573,294	243,246	5,057,576

Accumulated Depreciation / Depletion
Balance at January 1, 2017	—	(299,975)	(1,111,989)	(66,449)	—	(169,845)	(138,734)	(1,786,992)
Additions	—	(21,093)	(147,765)	(9,402)	—	(38,281)	(3,957)	(220,498)
Disposal	—	827	56,258	(3)	—	—	76	57,158
Transfer to non-current assets held for sale	—	(282)	3,930	3	—	—	(1,087)	2,564
Transfer to current assets	—	—	—	1,029	—	—	62	1,091
Translation adjustment	—	(8,207)	(27,878)	(2,389)	—	(4,193)	(553)	(43,220)
Balance at September 30, 2017	—	(328,730)	(1,227,444)	(77,211)	—	(212,319)	(144,193)	(1,989,897)
Net Balance at September 30, 2017	101,495	375,244	759,653	22,778	348,481	1,360,975	99,053	3,067,679

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	Land	Building	Equipment	Vehicles	Construction in progress	Mineral properties	Others	Total

Cost
Balance at January 1, 2016	134,233	625,829	2,100,698	66,438	177,388	2,200,356	165,548	5,470,490
Additions (i)	7,303	673	21,790	50	256,603	(46,174)	36,467	276,712
Asset retirement obligation	—	—	—	—	—	27,391	22,699	50,090
Disposal	(115)	(415)	(55,378)	(28)	—	(12,466)	(4,203)	(72,605)
Transfer to non-current assets held for sale	(27,001)	(85,528)	(560,247)	(246)	(13,944)	—	(37,623)	(724,589)
Impairment	(51,983)	—	—	—	—	(1,026,512)	—	(1,078,495)
Transfer to current assets	—	(569)	77	(4,433)	—	—	(1,637)	(6,562)
Transfers	16,401	13,073	94,331	22,399	(153,875)	2,145	5,526	—
Translation adjustment	17,972	103,056	315,657	13,491	36,691	355,310	31,533	873,710
Balance at December 31, 2016	96,810	656,119	1,916,928	97,671	302,863	1,500,050	218,310	4,788,751

Accumulated Depreciation / Depletion
Balance at January 1, 2016	—	(250,066)	(1,054,026)	(44,090)	—	(230,816)	(94,936)	(1,673,934)
Additions	—	(33,071)	(229,582)	(16,156)	—	(5,239)	(39,955)	(324,003)
Disposal	—	96	55,067	29	—	12,469	4,108	71,769
Transfer to non-current assets held for sale	—	28,971	276,019	178	—	—	9,080	314,248
Impairment	—	—	—	—	—	90,324	—	90,324
Transfer to current assets	—	11	684	3,778	—	(2,145)	(118)	2,210
Translation adjustment	—	(45,916)	(160,151)	(10,188)	—	(34,438)	(16,913)	(267,606)
Balance at December 31, 2016	—	(299,975)	(1,111,989)	(66,449)	—	(169,845)	(138,734)	(1,786,992)
Net Balance at December 31, 2016	96,810	356,144	804,939	31,222	302,863	1,330,205	79,576	3,001,759

(i)	Includes a non-cash amount of US$ 6,865 related to a capital contribution made by Vale.

On January 30, 2017, Vale settled in full the balances of loans and financings registered in the current and non-current liabilities, taken before the BNDES. In 2016, borrowing costs relating to property, plant and equipment currently under development or developed during the period, which have been capitalized in “Construction in progress” during the period, amounted to US$3,051 at a weighted-average interest rate of 7.9%.

11 Trade and other payables

Accounting policy

The accounts payable to suppliers are payment obligations for goods and services acquired in the regular course of business, and they are classified as current liabilities if the payment is owed in the regular course of business, by up to one year. After this time period, they are presented in the non-current liabilities. The amounts are initially recognized by the fair value and subsequent measured by the amortized cost.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30,	December 31,
	2017	2016

Trade payables	155,349	110,738
Trade payables due to related parties (Note 16)	19,362	13,393
Advances from customers	51,381	23,501
Bonus for customers	11,632	12,877
Royalties	2,709	5,119
Taxes with suspended collection	28,645	22,494
Other trade payables	34,001	35,820
	303,079	223,942
Fair value adjustment	(2,306)	(2,206)
	300,773	221,736

Current	263,051	186,995
Non-current	37,722	34,741
	300,773	221,736

12 Supply chain finance (Reverse factoring)

	September 30, 2017	December 31, 2016

Raw material suppliers	71,104	73,552
Imputed interest adjustment	(2,306)	(1,151)
	68,798	72,401

The Group has entered into supply chain finance transactions with financial institutions in order to allow suppliers to advance receivables related to the Group’s purchases of raw material from foreign suppliers. Interest rates in these transactions were Libor+1.25% a year up to Libor+2.77% a year.

13 Provisions

	September 30,	December 31,
	2017	2016
Provision for litigations	68,551	71,617
Asset retirement obligation	354,177	307,559
	422,728	379,176

Current	8,229	17,650
Non-current	414,499	361,526
	422,728	379,176

a.	Provision for litigations

Accounting policy

A provision is recognized when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Critical accounting estimates and judgments
By their nature, litigations will be resolved when one or more future event occurs or does not occur. Typically, the occurrence or not of such events is outside the Group’s control. Legal uncertainties involve the exercise of significant estimates and judgments by management regarding the results of future events.

The Group is part in labor, civil, tax and other ongoing lawsuits, at administrative and court levels. Provisions for losses resulting from lawsuits are estimated and updated by the Group, based on analysis from the Group’s internal and external legal advisors.

	September 30, 2017	December 31, 2016
Tax (i)	19,277	17,918
Civil	3,318	3,384
Labor (ii)	39,955	44,590
Environmental	6,001	5,725
	68,551	71,617

Changes in the provision for litigation are as follows:

	September 30, 2017	December 31, 2016
Balance at the beginning of the year	71,617	59,401
Additions	1,937	6,369
Indexations and interest	4,084	6,177
Payments	(7,844)	(12,325)
Translation adjustment	(1,243)	11,995
Balance at the end of the year	68,551	71,617

(i)	Provisions for tax litigations
Tax claims mainly refers to discussions related to: (i) interest and fine from the compensation of the tax losses carryforward regarding the profit calculated according to the Brazilian Tax Law for the fiscal year of 1995; (ii) the definition of the risk level criteria of the Labor Accident Insurance (SAT); (iii) notices of infraction from the National Institute of Social Security (INSS) related to the social security law; and (iv) challenges of certain non-cumulative PIS and COFINS credits; (v) charges of value-added tax on services and circulation of goods (ICMS).

(ii)	Provision for labor litigations
Represents individual claims by employees and service providers, primarily involving demands for additional compensation for overtime work, time spent commuting or health and safety conditions; and the Brazilian federal social security administration (‘‘INSS’’) regarding contributions on compensation programs based on profits.

(iii)	Contingent liabilities
Relates to legal and administrative claims, with expectation of loss classified as possible, and for which the recognition of a provision is not considered necessary by the Group, based on legal advice are as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016
Tax	557,663	521,070
Civil	395,823	320,238
Labor	312,787	273,259
Environmental	6,633	3,420
	1,272,906	1,117,987

The main risk proceedings in the tax context are related to the Income Tax over profit of subsidiaries abroad and credits related to PIS and COFINS inspection. In the civil context, the main proceedings involves Fundação Petrobras de Seguridade Social - PETROS regarding the deficit of the plan.

Additionally to the provisions for litigations, the Group have judicial deposits that as of September 30, 2017 amounts US$64,702 (2016: US$61,003). The judicial deposits are mainly guaranties to that legally required and are registered in the non-current asset of the Group until the legal decision of drawing these deposits by the claimant occurs, unless a favorable decision for the Group’s occurs.

(iv)	Asset retirement obligation

Accounting policy

Refers to costs related to mine closure, completion of mining activities and decommissioning of assets related to mine. When the provision is recognized, the corresponding cost is capitalized as part of property plant and equipment and is depreciated on the same basis over the related asset and recorded in the statement of operations.

The long-term liability is subsequently measured using a long-term risk free discount rate applicable to the liability and recorded in the statement of operations as financial expenses until the Group makes payments related to mine closure and decommissioning of assets mining.

The accrued amounts of these obligations are not deducted from the potential costs covered by insurance or indemnities.

Critical accounting estimates

The Group applies judgment and assumptions when measuring its asset retirement obligation. The Group recognizes an obligation at the present value of the asset retirement obligations in the period in which they occur. The Group considers the accounting estimates related to closure costs of a mine as a critical accounting policy because they involve significant values for the provision and are estimated using several assumptions, such as interest rate, cost of closure, useful life of the asset considering the current state of closure and the projected date of depletion of each mine. The estimates are reviewed annually.

Refers to the costs for the closure of the mines and closure of the related mining assets. Changes in the provision of asset retirement obligations and long-term interest rates (per annum, used to discount these obligations to present value and to update the provisions) are as follows:

The long-term nominal interest rate used to discount at present value and update of the provision as of September 30, 2017 is 4.99% (2016: 5.73%).

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	December 31, 2016
Balance at the beginning of the year	307,559	242,505
Interest expenses	70,826	35,019
Settlements	(11,499)	(11,209)
Revision on cash flows estimates	—	49,304
Non-current assets held for sale	(23,208)	(50,706)
Translation adjustment	10,499	42,646
Balance at the end of the year	354,177	307,559
Current	8,229	17,650
Non-current	345,948	289,909
	354,177	307,559

14 Cost and expenses by nature

a.	Cost of goods sold and services rendered

	September 30, 2017	September 30, 2016
Personnel	(252,922)	(215,413)
Materials	(509,577)	(538,829)
Fuel oil and gas	(85,376)	(74,374)
Services	(237,719)	(224,263)
Energy	(80,650)	(88,073)
Depreciation and depletion	(222,799)	(306,600)
Others	(132,285)	(52,731)
	(1,521,328)	(1,500,283)

b.	Selling and administrative expenses

	September 30, 2017	September 30, 2016
Personnel	(29,636)	(27,944)
Services	(4,636)	(5,096)
Selling expenses	(1,953)	(2,040)
Advertising and publicity	(480)	(884)
Depreciation	(342)	(914)
Travel expenses	(535)	(577)
Others	(848)	(2,807)
	(38,430)	(40,262)

c.	Others operating expenses, net

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017	September 30, 2016
Provision for litigation	(1,937)	(8,504)
Schedule maintenance	(14,124)	(16,470)
Unscheduled stoppage	(14,955)	(3,095)
Research and development expenses	(6,325)	(12,735)
Disposal of assets	(1,750)	1,340
(Loss) / Gain of tax credits from previous years	—	(2,517)
(Impairment) reversal of non-current assets	(1,442)	(440)
Depreciation	(1,364)	(1,899)
Environmental provision	—	—
Others	(3,334)	(14,532)
	(45,231)	(58,852)

15 Financial Result, net

	September 30, 2017	September 30, 2016
Financial income
Interest on cash and cash equivalents	1,917	9,499
Indexation and exchange rate variation	26,276	62,220
Others	1,715	2,493
	29,908	74,212
Financial expenses
Indexation and exchange rate variation	(30,239)	(13,820)
Imputed interest expense	(2,598)	(28,541)
Others	(6,797)	(7,886)
	(39,634)	(50,247)
Financial result, net	(9,726)	23,965

16 Related Parties

In the normal course of operations, the Group enters into contracts with related parties, related to the sale and purchase of products and services, sale of raw material and railway transportation services.

The balances of these related party transactions and their effects on the financial statements are as follows:

(i)	Financial position

	September 30, 2017
Assets	Trade receivables	Other	Held for sale
Current
Vale S.A.	441	—	8,404
Salobo Metais S.A.	—	—	3,793
Vale Cubatão Fertilizantes Ltda.	12,759	—	—
	13,200	—	12,197
Non-current
FCA - Ferrovia Centro-Atlântica S.A.	—	13,974	—
	—	13,974	—
Total assets	13,200	13,974	12,197

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017
Liabilities	Trade payables	Borrowings	Other	Held for sale
Current
Ultrafertil S.A.	727	—	—	—
Vale Cubatão Fertilizantes Ltda.	—	—	—	—
Vale International	9,396	—	2,306	—
FCA - Ferrovia Centro-Atlântica S.A.	649	—	—	—
Mitsui	6,284	—	—	—
	17,056	—	2,306	—
Total liabilities	17,056	—	2,306	—

	December 31, 2016
Assets	Trade receivables	Other	Held for sale
Current
Parent
Vale S.A.	429	—	2,828
Others
Salobo Metais S.A.	—	—	1,625
Vale Cubatão Fertilizantes Ltda.	—	—	24
Vale Technology Development Canada	3	—	—
Vale International	8,474	—	—
FCA - Ferrovia Centro-Atlântica S.A.	—	1,509	—
Associates
TUF Empreend. e Participações S.A.	—	743	—
	8,906	2,252	4,477
Non-current
Parent
Vale S.A.	—	6	—
Others
FCA - Ferrovia Centro-Atlântica S.A.	—	13,584	—
	—	13,590	—
Total assets	8,906	15,842	4,477

	December 31, 2016
Liabilities	Trade payables	Borrowings	Other	Held for sale
Current
Parent
Vale S.A.	—	—	396	—
Others
Ultrafertil S.A.	2,157	—	—	173
Vale Cubatão Fertilizantes Ltda.	—	—	—	10,692
Mitsui	10,633	—	—	—
FCA - Ferrovia Centro-Atlântica S.A.	207	—	—	30
BNDES	—	17,447	—	—
	12,997	17,447	396	10,895
Non-current
Others
BNDES	—	15,889	—	—
	—	15,889	—	—
Total liabilities	12,997	33,336	396	10,895

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

(i)	Statement of profit or loss

	September 30, 2017
Income	Net revenue	Cost and expenses	Finance result

Parent
Vale S.A. (i)	27,921	1,498	—
Others
Vale International (ii)	666	—	—
Salobo Metais S.A.	14,616	—	—
Vale Cubatão Fertilizantes Ltda.	—	3,172
Ultrafertil S.A.	—	37,115	—
FCA - Ferrovia Centro-Atlântica S.A.	—	19,219	—
Vale Energia	—	11,207	—
MRC Equipamentos Ferroviarios DZOT-FC Ltda.	—	7,174	—
MRC Serviços Ferroviários CBRJ AL Ltda.	—	2,341	—
BNDES	—	—	—
	43,203	81,726	—

	September 30, 2016
	(unaudited)
Income	Net revenue	Cost and expenses	Finance result

Parent
Vale S.A. (i)	30,123	1,123	—
Others
Vale International (ii)	7,489	—
Salobo Metais S.A.	13,682	—	—
Vale Cubatão Fertilizantes Ltda.	—	2,303	—
BNDES.	—	25,847	—
Vale Energia	—	13,568	—
MRC Equipamentos Ferroviarios DZOT-FC Ltda.	—	8,303	—
MRC Serviços Ferroviários CBRJ AL Ltda.	—	5,947	—
Ultrafértil S.A	—	1,953	2,647
	51,294	59,044	2,647

(i) Amount of USD 1,498 relates to corporate expenses performed by Vale S.A for Fertilizer Business. See note 2.a.ii

(ii) Amount relate to sales, costs and expenses of Vale International in the purchase of phosphate rock from Miski Mayo and its sale to the market. These are included in these carve-out combined consolidated financial statements - see note 2.a.ii and 2.b.i

17 Risk management

Vale Fertilizantes as part of Vale S.A. Group applies the Vale S.A. risk management strategy. That considers an effective risk management is key to support the achievement of the objectives and to ensure the financial strength and flexibility of the companies and the business continuity. Therefore, Vale S.A. has developed its risk management strategy in order to provide an integrated approach of the risks the companies are exposed to considering not only the risks generated by variables traded in financial markets (market risk) and those arising from liquidity risk, but also the risk from counterparties obligations (credit risk) and those relating to inadequate or failed internal processes, people, systems or external events (operational risk), among others.

a)	Risk management policy
The Board of Directors of Vale established a corporate risk management policy defining principles and guidelines applicable to this process in the Group and the corresponding governance structure.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

This policy determines that corporate risks should be measured and monitored, regularly, in an integrated manner, in order to ensure that the Group overall risk level remains aligned with its strategic guidelines.

The Executive Risk Management Committee, created by the Board of Directors of Vale, is responsible for supporting the Executive Board in the risk management decisions, issuing opinions and recommendations. It is also responsible for the supervision and revision of the principles and instruments of corporate risk management.

The Executive Board is responsible for the approval of the policy deployment into norms, rules and responsibilities and for reporting to the Board of Directors of Vale about such procedures.

The risk management standards and instructions complement the corporate risk management policy and define practices, processes, controls, roles and responsibilities.

The Group may, when necessary, allocate specific risk limits to management activities, including but not limited to, market risk limit, corporate and sovereign credit limit, in accordance with the acceptable corporate risk limit.

b)	Liquidity risk management

The liquidity risk arises from the possibility that the Group might not perform its obligations on due dates, as well as face difficulties to meet its cash requirements due to market liquidity constraints.

The table below analyzes the non-derivative financial liabilities, by expiration ranges, corresponding to the remaining time period in the balance sheet up to the contractual date of the expiration. The values divulged in the table are contracted non-discounted cash flows.

	Accounting balance	Total	Less than one year	From one to two years	From two to five years
Trade payables	153,043	153,043	153,043	—	—
Supply chain finance	68,798	68,798	68,798	—	—
Other trade payables	62,646	62,646	40,152	22,494	—
	284,487	284,487	261,993	22,494	—

c)	Credit risk management

The Group exposure to credit risk arises from trade receivables, guarantees, supply chain finance and cash investments. The Group credit risk management process provides a framework for assessing and managing counterparties’ credit risk and for maintaining our risk at an acceptable level.

(i)	Commercial credit risk management

For the commercial credit exposure, which arises from sales to final customers, the risk management area, in accordance with the current delegation level, approves or request the approval of credit risk limits for each counterparty.

Vale Fertilizantes attributes an internal credit risk rating for each counterparty using its own quantitative methodology for credit risk analysis, which is based on market prices, external credit ratings and financial information of the counterparty, as well as qualitative information regarding the counterparty’s strategic position and history of commercial relations.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

Based on the counterparty’s credit risk, risk mitigation strategies may be used to manage the Group‘s credit risk. The main credit risk mitigation strategies include non-recourse discount of receivables, insurance instruments, letters of credit, corporate and bank guarantees, mortgages, among others.

The Group has a diversified accounts receivable portfolio from a geographical standpoint and according to each region, different guarantees can be used to enhance the credit quality of the receivables.

(ii)	Treasury credit risk management

To manage the credit exposure arising from cash investments, credit limits are approved to each counterparty with whom we have credit exposure.

Furthermore, we control the portfolio diversification and monitor different indicators of solvency and liquidity of the different counterparties that were approved for trading.

d)	Market risk management

The Group is exposed to the behavior of several market risk factors that can impact its cash flow. The assessment of this potential impact arising from the volatility of risk factors and their correlations is performed periodically to support the decision making process regarding the risk management strategy, that may incorporate financial instruments, including derivatives.

The portfolio of these financial instruments is monitored on a monthly basis, enabling overview of financial results and its impact on cash flow.

Considering the nature of the Group’s business and operations, the main market risk factors which the Group is exposed to are:
Foreign exchange and interest rates;
Product prices and input costs.

e)	Foreign exchange and interest rate risk

The Group’s cash flow is subjected to volatility of several currencies, as its product are predominantly priced in US dollar, while most of the costs, disbursements and investments are denominated in other currencies, mainly Brazilian real.

In order to reduce the potential impact that arises from this currency mismatch, derivatives instruments may be used as a risk mitigation strategy.

The Group has also exposure to interest rates risks over loans and financings. The US Dollar floating rate debt in the portfolio consists mainly of loans including commercial banks.

Currency exposure
The currency exposure is primarily indexed to the US Dollars as following:

	September 30, 2017	December 31, 2016

Liabilities
Loans and borrowings	—	(3,154)
Suppliers	(10,376)	(10,480)
Supply chain finance	(68,798)	(72,401)
Currency exposure	(79,174)	(86,035)

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

The following exchange rates were applied during the year

	Average rate		Closing rate
	September 30, 2017	December 31, 2016	September 30, 2017	December 31, 2016

USD	3.1735	3.4833	3.1680	3.2591

Sensitivity analysis
Taking into account the current exposition of the Group to the risk of changes in the exchange rates, a possible devaluation of the Real in relation to the North American dollar will cause an unfavorable effect to the Group.

From the exchange rate from September 30, 2017 (R$ 3.1680 per US$ 1.00), the Group took the following scenarios into account: (i) probable - additional devaluation of 7.39% with regards to the rate of September 30, 2017 (FOCUS/BACEN report released in January 2nd, 2017), with rate of BRL 3.50 per USD 1.00; (ii) possible - additional devaluation of 25% with regards to the rate of September 30, 2017, with rate of BRL 4.07 per USD 1.00; and (iii) remote - additional devaluation of 50% with regards to the rate from September 30, 2017, with exchange reaching BRL 4.89 per USD 1.00.

Taking into account the behavior of the exchange rates for the mentioned dates and scenarios, the administration estimates that the Group would incur in the following losses.

Exchange risk	Probable	Possible	Remote

	FOCUS/BACEN +
Exchange increase from	4.17% (BRL 3.30	+ 25% (BRL 3.96)	+ 50% (BRL 4.75
BRL 3.168 per USD 1.00	per USD 1.00)	per USD 1.00)	per USD 1.00)
Suppliers and suppliers chain finance	(3,604)	(21,604)	(43,209)
Total effect on the result	(3,604)	(21,604)	(43,209)

f)	Risk of product and input prices

The Group is also exposed to market risks including commodities price and input price volatilities. In accordance with risk management policy, risk mitigation strategies involving commodities can be used to adjust the cash flow risk profile and reduce the Group’s cash flow volatility.

g)	Operational risk management

The operational risk management is the structured approach that the Group uses to manage uncertainty related to possible inadequate or failure in internal processes, people, systems and external events.

The main operational risks are periodically monitored, ensuring the effectiveness of preventive and mitigating key controls in place and the execution of the risk treatment strategy (implementation of new or improved controls, changes in the risk environment, risk sharing by contracting insurance, provisioning of resources, etc.).

Therefore, the Group seeks to have a clear view of its major risks, the best cost-benefit mitigation plans and the effectiveness of the controls in place, monitoring the potential impact of operational risk and allocating capital efficiently.

h)	Risks of interest rates

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

The Group had financings contracted in national currency, subordinated to the interest rate bound to the Long-Term Interest Rate - TJLP. The risks inherent to these liabilities arise due to the possibility of existing fluctuations in these rates. The Group has not negotiated contracts of derivatives for making coverage for this risk because it understands that the risk is mitigated by the existence of assets indexed to the CDI. As of September 30, 2017, there were no financings bound to the TJLP.

The analysis of interest sensitivities on the receivables used as probable scenarios to CDI the current 14%. The administration understands that the risk related to the interest rate refers to a potential decrease of interests. Scenarios I and II take into account a decrease in this rate of 25% and of 50%, respectively.

	Probable scenario	Scenario I	Scenario II
CDI (per year)	11.5% (CDI)	8.7% (CDI-25%)	5.8% (CDI-50%)
Projected interests - total effect on the result	17,850	17,402	16,938

i)	Capital management

The Group’s policy aims at establishing a capital structure that will ensure the continuity of our business in the long term. Within this perspective, the Group has been able to deliver value to stockholders through dividend payments and capital gain, and at the same time maintain a debt profile suitable for its activities, with an amortization well distributed over the years, thus avoiding a concentration in one specific period.

According to the summary below, the Group presented net debt on September 30, 2017 and 2016.

	September 30, 2017	December 31, 2016
Total liabilities	1,518,194	1,179,933
Less: cash and cash equivalents	(62,982)	(104,419)
Net debt	1,455,212	1,075,514
Net assets	3,935,105	4,043,612
Leverage ratio	0.17	0.27

j)	Insurance

The Group contracts several types of insurance policies, such as operational risk policy, engineering risks insurance (projects), civil responsibility, life insurance policy for their employees, among others. The coverage of these policies is similar to the ones used in general by the mining industry and is issued in line with the objectives defined by the Group, with the corporate risk management policy and the limitation imposed by the insurance and reinsurance global market. In general, the Group’s assets directly related with its operations are included in the coverage of insurance policies.

Insurance management is performed with the support of existing insurance committees in the various operational areas of the Group. Among the management instruments, Vale uses captive reinsurance to balance the price on reinsurance contracts with the market, as well as, enable direct access to key international markets of insurance and reinsurance.

18 Financial Instruments Classification

The Group classifies its financial instruments in accordance with the purpose for which they were acquired. Due to the short-term cycle, the fair value of cash and cash equivalents balances, financial investments, accounts receivable and accounts payable approximate their book values. The Group determines the classification and initial recognition according to the following categories:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	September 30, 2017		December 31, 2016
	Loans and receivables or amortized cost	Total	Loans and receivables or amortized cost	Total
Financial assets
Current
Cash and cash equivalents	62,982	62,982	104,419	104,419
Judicial deposits	64,702	64,702	61,003	61,003
Trade receivables	75,110	75,110	64,915	64,915
Trade receivables due from related parties	13,200	13,200	11,158	11,158
	215,994	215,994	241,495	241,495
Non-current
Trade receivables due from related parties	13,974	13,974	13,590	13,590
	13,974	13,974	13,590	13,590
Total of financial assets	229,968	229,968	255,085	255,085

Financial liabilities
Current
Trade payables	153,043	153,043	107,381	107,381
Supply chain finance	68,798	68,798	72,401	72,401
Loans and borrowings	—	—	17,447	17,447
Finance leases	4,842	4,842	4,506	4,506
Trade payables due to related parties	19,362	19,362	13,393	13,393
	246,045	246,045	215,128	215,128

The classification of financial assets and liabilities by currencies are as follows:

	September 30, 2017
	R$	US$	EUR	CAD	ARS	Total
Financial assets
Current
Cash and cash equivalents	25,630	36,383	235	2	732	62,982
Judicial deposits	64,702	—	—	—	—	64,702
Trade receivables	73,791	1,168	—	103	48	75,110
Trade receivables due from related parties	13,200	—	—	—	—	13,200
	177,323	37,551	235	105	780	215,994
Non-current
Trade receivables due from related parties	13,974	—	—	—	—	13,974
	13,974	—	—	—	—	13,974
Total of financial assets	191,297	37,551	235	105	780	229,968

Financial liabilities
Current
Trade payables	136,533	15,953	—	—	557	153,043
Supply chain finance	68,798	—	—	—	—	68,798
Finance leases	—	4,842	—	—	—	4,842
Trade payables due to related parties	12,996	6,284	—	82	—	19,362
	218,327	27,079	—	82	557	246,045
Total of financial liabilities	218,327	27,079	—	82	557	246,045

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

	December 31, 2016
	R$	US$	EUR	CAD	ARS	Total
Financial assets
Current
Cash and cash equivalents	40,963	61,710	520	871	355	104,419
Judicial deposits	61,003	—	—	—	—	61,003
Trade receivables	56,979	7,842	—	94	—	64,915
Trade receivables due from related parties	11,155	—	—	3	—	11,158
	170,100	69,552	520	968	355	241,495
Non-current
Trade receivables due from related parties	13,590	—	—	—	—	13,590
	13,590	—	—	—	—	13,590
Total of financial assets	183,690	69,552	520	968	355	255,085

Financial liabilities
Current
Trade payables	90,602	15,664	—	—	1,115	107,381
Supply chain finance	—	72,401	—	—	—	72,401
Loans and borrowings	17,447	—	—	—	—	17,447
Finance leases	—	4,506	—	—	—	4,506
Trade payables due to related parties	2,369	11,024	—	—	—	13,393
	110,418	103,595	—	—	1,115	215,128
Total of financial liabilities	110,418	103,595	—	—	1,115	215,128

Non-current
Loans and borrowings	15,889	—	—	—	—	15,889
Trade payables due to related parties	—	52,694	—	—	—	52,694
	15,889	52,694	—	—	—	68,583
Total of financial liabilities	126,307	156,289	—	—	1,115	283,711

19 Commitments

The table below sets forth the annual minimum, required and non-cancelable, future payments related to the contractual obligations assumed by the Group as of September 30, 2017.

	2017	2018	2019	2020	2021 and thereafter
Operating lease	27,048	84,464	12,216	6,681	6,718
Total minimum payments required	27,048	84,464	12,216	6,681	6,718

The Group has operating leases for vehicles, machinery and equipment, as well as property leases for its operational facilities with third parties.

The total amount of operational leasing expenses for the year ended on September 30, 2017 was US$25,102 (2016: US$26,599).

20 Subsequent events

On November 17, 2017, Vale S.A. announced that it entered into a quota purchase agreement with Yara to sell its fully owned subsidiary Vale Cubatão Fertilizantes Ltda., which currently owns and operates the nitrogen and phosphate assets located in Cubatão, Brazil.

The purchase price is US$ 255,000 to be paid in cash upon the closing of the transaction contemplated by the purchase agreement, which is expected to occur in the second semester of 2018. Consummation of the transaction is subject to the satisfaction of various conditions precedent, including the approval of the CADE and other authorities

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
September 30, 2017 and 2016

and a third party’s determination not to exercise, or to waive, by the end 2017, its right of first refusal on the same terms and conditions as proposed by Yara.

On the January 8, 2018, Mosaic announced the completion of the acquisition of Vale Fertilizantes S.A. The aggregate consideration paid by Mosaic to Vale S.A. at the closing of the transaction was comprised of (i) approximately $1.08 billion in cash , and (ii) 34,176,574 shares of Mosaic common stock, par value $0.01 per share issued and delivered to Vale and Vale Netherlands.